Exhibit 10.17

AMENDMENT TO STOCK OPTION AGREEMENT(S)

This Amendment to one or more Stock Option Agreements (the “Amendment”) is entered into effective as of January 26, 2009 (the “Restructure Date”), by and between WisdomTree Investments, Inc., a Delaware corporation (the “Company”), and the employee of WisdomTree Asset Management, Inc. (“WTAM”), a wholly-owned subsidiary of the Company, whose name is set forth on the signature page of this Amendment (the “Employee”).

WHEREAS, the Company, WTAM and Employee have entered into one or more Stock Option Agreement prior to the date hereof (individually “Stock Option Agreement” and collectively “Stock Option Agreements”) pursuant to which the Employee accepted one or more grants of an option (a singular grant an “Option” and multiple grants “Options”) to purchase shares of common stock of the Company that vest and become exercisable in four annual installments of 25% each as reflected in the Stock Option Agreements; and

WHEREAS, the Options are exercisable at an exercise price per share higher than $1.07 per share; and

WHEREAS, on January 26, 2009, the Compensation Committee of the Board of Directors of the Company authorized Employee the opportunity to exercise the Options at an alternative exercise price per share of $1.07 subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, IT IS AGREED:

1.	Amendment to Section 3 of the Stock Option Agreements. The text of Section 3 of each of the Option Agreements is hereby amended by adding the following text at the end thereof:

“Subject to the terms of Section 4 but notwithstanding the exercise price per share set forth on Schedule A hereof (the “Initial Exercise Price”), commencing on January 26, 2009 (the “Option Restructure Date”) the Employee shall be entitled to exercise all or a portion of the Option at an alternative exercise price per share equal to $1.07 (the “Alternative Exercise Price”) in accordance with the following schedule (the “Alternate Vesting Schedule”):

•	If the Employee remains employed by WTAM on the first anniversary of the Option Restructure Date, then the Employee may elect to exercise 25% of the Option at the Alternative Exercise Price.

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If the Employee remains employed by WTAM on the second anniversary of the Option Restructure Date, then the Employee may elect to exercise an additional 25% of the Option at the Alternative Exercise Price.

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If the Employee remains employed by WTAM on the third anniversary of the Option Restructure Date, then the Employee may elect to exercise an additional 25% of the Option at the Alternative Exercise Price.

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If the Employee remains employed by WTAM on the fourth anniversary of the Option Restructure Date, then the Employee may elect to exercise an additional 25% of the Option at the Alternative Exercise Price.

Once a portion of the Option has vested and has become exercisable as set forth in Schedule A at the Initial Exercise Price, the Employee shall be entitled to elect to exercise that portion of the Option at the Initial Exercise Price and once a portion of the Option has vested and has become exercisable as set forth in the Alternate Vesting Schedule above, the Employee shall be entitled to elect to exercise that portion of the Option at the Alternative Exercise Price. To the

extent an Option has vested and become exercisable as set forth in Schedule A at the Initial Exercise Price and as set forth in the Alternative Vesting Schedule at the Alternative Exercise Price, the Employee shall have the option to choose between the two alternatives. Once the Employee has exercised a portion of the Option at the Alternative Exercise Price, then the Employee no longer has the right to exercise that portion at the Initial Exercise Price. Alternatively, once the Employee has exercised a portion of the Option at the Initial Exercise Price, then the Employee no longer has the right to exercise that portion at the Alternative Exercise Price.

By way of example and explanation, if the Employee was awarded on January 1, 2007 an Option to purchase 40,000 shares of common stock with an Initial Exercise Price at $3.50 per share that vests in four equal annual installments of 25% per year, and at January 26, 2010, he desires to exercise a portion of his Vested Options (which equals 30,000 at January 26, 2010 because three years has passed since his original Grant Date), Employee can choose to exercise 10,000 shares at the Alternative Exercise Price of $1.07 since the Employee remains employed by WTAM on the first anniversary of the Option Restructure Date, and he can still choose to exercise 20,000 additional shares at the Initial Exercise Price.”

2.	Full Force and Effect. Except as expressly amended by this Amendment, each of the other terms and provisions of the Stock Option Agreements shall continue in full force and effect.

WISDOMTREE INVESTMENTS, INC.

By:
	Jonathan L. Steinberg, Chief Executive Officer	Employee

WISDOMTREE ASSET MANAGEMENT, INC.

By:
Jonathan L. Steinberg, Chief Executive Officer

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